                                                                       Exhibit 5



______________, 2002

Sky Financial Group, Inc.
10 East Main Street
Salineville, Ohio  43945

Ladies and Gentlemen:

      We have acted as counsel for Sky Financial Group, Inc. ("Sky Financial") in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Sky Financial with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance of up to 2,888,191 Sky Financial common shares, no par value (the "Sky Financial Common Shares"), upon the terms and conditions set forth in the Agreement and Plan of Merger dated as of October 23, 2002, by and between Sky Financial and Metropolitan Financial Corp. ("Metropolitan") (the "Merger Agreement"), relating to the merger of Metropolitan with and into Sky Financial.

      We have reviewed the Registration Statement and the Merger Agreement and have examined such other documents, and considered such matters of law, as we have deemed necessary or appropriate for purposes of this opinion. We also have reviewed certificates of public officials and officers of Sky Financial and have relied upon such certificates as to the various factual matters contained in the certificates. We have assumed the genuineness of all signatures on all documents reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

      Based upon the foregoing, we are of the opinion that the Sky Financial Common Shares, when issued by Sky Financial as contemplated in the Merger Agreement and the Registration Statement, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the caption "Legal Opinions" in the proxy statement/prospectus contained therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations under such Act.

                                         Respectfully submitted,

                                         /s/ Squire, Sanders & Dempsey L.L.P.
                                         ---------------------------------------
                                         Squire, Sanders & Dempsey L.L.P.